UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 25, 2006 (August 21, 2006)

NOVASTAR RESOURCES LTD.
(Exact name of small business issuer as specified in its charter)

Nevada 000-28535 91-1975651
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(State or other jurisdiction of (Commission (I.R.S. Employer of incorporation) File Number) Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  ELECTION OF DIRECTORS

Appointment of Director.

On August 21, 2006, the Board of Directors of Novastar Resources Ltd. (“Novastar” or the “Company”) increased the size of the board to four (4) members and appointed Victor E. Alessi, Ph.D., as a member of the Board of Directors of Novastar, effective immediately. Pursuant to terms of the Independent Director’s Contract, dated August 21, 2006, between Victor E. Alessi and the Company (the “Alessi Director Contract”), Dr. Alessi will receive a fee of $40,000 per year, payable, at the option of Dr. Alessi, either in cash or in shares of the Company’s common stock (the value of which is determined by reference to the closing price of the Company’s common stock on last trading day before the end of the quarter for which the shares will be issued). Additionally, the Alessi Director Contract grants to Dr. Alessi each year that he serves on the Board of Directors non-qualified options to purchase up to 500,000 shares of the common stock of the Company (the “Alessi Option”). which shall vest with respect to 13,889 shares on September 21, 2006 and the remaining 486,111 shares will subsequently vest in equal monthly installments of 13,889 shares on each one month anniversary of the grant until all shares underlying the Alessi Option have vested.

The Alessi Option was granted on August 21, 2006, pursuant to a stock option agreement (the “Alessi Option Agreement”) entered into between the Company and Dr. Alessi. The Alessi Option will vest in equal monthly installments over a three-year period, with accelerated vesting upon upon the termination of Dr. Alessi’s employment by the Company without Cause (all as defined in the Alessi Director Contract). Aditionally, This brief description of the terms of the Alessi Director Contract and the Alessi Option Agreement is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.1 and 10.2, respectively.

Biographical Information

Dr. Alessi, age 66, became a director of Novastar on August 23, 2006.

Dr. Victor E. Alessi is President Emeritus of the United States Industry Coalition (“USIC”), an organization dedicated to facilitating the commercialization of technologies of the New Independent States (“NIS”) of the former Soviet Union through cooperation with its members. He has held such position since August 1, 2006; prior to becoming President Emeritus, Dr. Alessi held the positions of CEO and President of USIC since 1999. Previously, he was President of DynMeridian, a subsidiary of DynCorp, specializing in arms control, nonproliferation, and international security affairs. Before joining DynMeridian in early 1996, Dr. Alessi was the Executive Assistant to the Director, U.S. Arms Control and Disarmament Agency (“ACDA”). At ACDA he resolved inter-bureau disputes, and advised the Director on all arms control and nonproliferation issues. Dr. Alessi served as Director of the Office of Arms Control and Nonproliferation in the Department of Energy (“DOE”) prior to his work at ACDA, overseeing all DOE arms control and nonproliferation activities. As a senior DOE representative, Dr. Alessi participated in U.S. efforts that led to successful conclusion of the Intermediate Nuclear Forces (INF), Conventional Forces in Europe, Threshold Test Ban, Peaceful Nuclear Explosions, Open Skies, Strategic Arms Reductions Talks Treaties and the Chemical Weapons Convention. In this role, he was instrumental in implementing the U.S. unilateral nuclear initiative in 1991 and was a member of the U.S. delegation discussing nuclear disarmament with Russia and other states of the former Soviet Union. He was in charge of DOE’s support to the U.N. Special Commission on Iraq, to the Nunn-Lugar Initiative, and represented DOE in discussions on the Comprehensive Test Ban (“CTB”) with the other nuclear weapons states before the CTB negotiations began in Geneva in 1994. Dr. Alessi has been the U.S. board member to the International Science and Technology Center in Moscow since its founding. He is also the U.S. board member to the Science and Technology Center in Ukraine. Dr. Alessi is a 1963 graduate of Fordham University, where he also earned a licentiate in Philosophy (Ph.L.) in 1964. He studied nuclear physics at Georgetown University, receiving his M.S. in 1968 and Ph.D. in 1969.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit  Description
No.
10.1	Independent Director’s Contract, dated August 23, 2006, between Novastar Resources Ltd. and Victor E. Alessi.
10.2	Stock Option Agreement, dated August 23, 2006, between Novastar Resources Ltd. and Victor E. Alessi.
99.1	Press Release, dated August 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Reno, Nevada on August 25, 2006.

NOVASTAR RESOURCES LTD.

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Independent Director’s Contract, dated August 23, 2006, between Novastar Resources Ltd. and Victor E. Alessi.
10.2	Stock Option Agreement, dated August 23, 2006, between Novastar Resources Ltd. and Victor E. Alessi.
99.1	Press Release, dated August 25, 2006.

Exhibit 10.1

NOVASTAR RESOURCES LTD.
INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (The “Agreement”) is made as of the 23rd day of August 2006 and is by and between Novastar Resources Ltd., a Nevada corporation (hereinafter referred to as “Company”) and Dr. Victor E. Alessi (hereinafter referred to as “Director”).

BACKGROUND

Company desires to retain Director for the duties of Independent Director and Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform such duties as Independent Director as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada General Corporation Law. Director agrees to devote as much time as is necessary to perform completely the duties as Independent Director of the Company. The Director will perform such duties described herein in accordance with the general fiduciary duty of Directors arising under the Nevada General Corporation Law and Nevada Revised Statutes §§ 78.138 - 78.140.

2. TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director’s election by the stockholders of the Company and shall continue until the Director’s removal or resignation.

3. COMPENSATION. For all services to be rendered by Director in any capacity hereunder, the Company agrees to (i) pay Director a fee of $40,000 (A) in cash per year payable in equal quarterly installments (the “Cash Compensation”) or (B) in restricted shares of the Company’s common stock calculated in accordance with the last sentence of this Section 3; and (ii) pursuant to the terms and conditions of the Company’s 2006 Stock Plan, grant to the Director each that the Director serves on the Board non-qualified options to purchase up to 500,000 shares of the common stock of the Company, which options shall be exercisable within three (3) years from the grant date and have an exercise price equal to the fair market value on the grant date. These options shall be vested immediately on the date of grant. The initial year’s base fee is considered earned when paid and is nonrefundable. Upon execution of this Agreement, the Company shall pay to the Director the initial year’s base fee and grant the initial options described above. Thereafter, payment shall be due on or before October 1st of each succeeding year. Such fee and options may be adjusted from time to time as agreed by the parties. Not withstanding the foregoing, if the elects to receive restricted shares of the Company’s common stock under subsection 3(i)(B) above, the Director shall receive such number of shares equal to the value of the Cash Compensation that would be paid to the Director for any quarter based on the then current fair market value of the Company’s common stock (determined by reference to the closing price of the Company’s common stock on last trading day before the end of the quarter for which the shares will be issued).

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse Director for pre-approved reasonable business related expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the Term and for a period of twenty-four months following the Director’s removal or resignation from the Board of Directors of the Company or any of its Subsidiaries or Affiliates (the "Restricted Period"), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its Subsidiaries or any of its Affiliates (the "Company's Business") for the Director’s own benefit or for the benefit of any person or entity other than the Company or any Subsidiary or Affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its Subsidiaries and Affiliates

7. NOTICE OF MATERIAL CHANGE IN FINANCIAL CONDITION OF THE COMPANY. The Company shall notify Director in writing, at the earliest practicable time, of any material adverse change in the financial condition of the Company.

8. TERMINATION. With or without cause, the Company and Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to Director the compensation and expenses due up to the date of the termination. If the director voluntarily resigns prior to October 1st of any year after the first year of this agreement, the Company shall be entitled to receive, upon written request by the Company, a prorated refund of the portion of the base fee that relates to the period after the termination date. Such written request must be submitted within ninety (90) days of the termination date. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing Director with immediate effect at any time for any reason.

9. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

10. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

11. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 202.318.2502.

12. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

13. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

14. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the within Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

15. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed and signed as of the day and year first above written.

NOVASTAR RESOURCES LTD.

BY:  /s/ Seth Grae
Name: Seth Grae
Title: CEO and President

INDEPENDENT DIRECTOR

BY:  /s/ Victor E. Alessi
Name: Dr. Victor E. Alessi
Address: 4612 Demby Drive
Fairfax, Virginia 22032

EXHIBIT A

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of the 23rd day of August 2006 is made by and between NOVASTAR RESOURCES LTD., a Nevada corporation (the "Company"), and Dr. Victor E. Alessi, an officer or director of the Company (the “Indemnitee”).

RECITALS

A. The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company;

B. The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

C. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers and directors of the Company;

D. The Company and the Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with proceedings filed against the officers and directors of the Company bear no reasonable relationship to the amount of compensation received by the Company's officers and directors;

E. The Company, after reasonable investigation prior to the date hereof, has determined that the liability insurance coverage available to the Company as of the date hereof is inadequate, unreasonably expensive or both. The Company believes, therefore, that the interest of the Company and its current and future shareholders would be best served by a combination of (i) such insurance as the Company may obtain pursuant to the Company's obligations hereunder and (ii) a contract with its officers and directors, including the Indemnitee, to indemnify them to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the performance of their duties to the Company;

F. Section 78.7502 of the Nevada Revised Statutes empowers Nevada corporations to indemnify their officers and directors and further states that the indemnification provided by Section 78.7502 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office; thus, Section 78.7502 does not by itself limit the extent to which the Company may indemnify persons serving as its officers and directors;

G. The Company's Articles of Incorporation and Bylaws authorize the indemnification of the officers and directors of the Company in excess of that expressly permitted by Section 78.7502;

H. The Board of Directors of the Company has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers and directors, and to assume for itself liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its shareholders;

I. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

J. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that she is furnished with the indemnification provided for herein.

AGREEMENT

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. DEFINITIONS.

(a) “EXPENSES” means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(b) “PROCEEDING” means, for the purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by her or of any inaction on her part while acting as such director or officer or by reason of the fact that she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Company or of another enterprise at the request of such predecessor corporation, whether or not she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2. AGREEMENT TO SERVE.

Indemnitee agrees to serve or continue to serve as a director or officer of the Company to the best of her abilities at the will of the Company or under separate contract, if such contract exists, for so long as Indemnitee is duly elected or appointed and qualified or until such time as she tenders her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. INDEMNIFICATION.

(a) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement (if the settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee's conduct was unlawful.

(b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(c) SCOPE. Notwithstanding any other provision of this Agreement but subject to SECTION 14(b), the Company shall indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute.

4. LIMITATIONS ON INDEMNIFICATION.

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under applicable law;

(b) EXCLUDED INDEMNIFICATION PAYMENTS. To indemnify or advance Expenses in violation of any prohibition or limitation on indemnification under the statutes, regulations or rules promulgated by any state or federal regulatory agency having jurisdiction over the Company.

(c) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 78.7502 of the Nevada Revised Statutes, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(d) LACK OF GOOD FAITH. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

(e) INSURED CLAIMS. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company or any other policy of insurance maintained by the Company or Indemnitee;

(f) CLAIMS UNDER SECTION 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

5. DETERMINATION OF RIGHT TO INDEMNIFICATION.

Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to SECTION 3, the Company shall determine by any of the methods set forth in Section 78.751 of the Nevada Revised Statutes whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law to indemnify Indemnitee. If a claim under SECTION 3 is not paid in full by the Company within ninety (90) days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. The court in which such action is brought shall determine whether Indemnitee or the Company shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct.

6. ADVANCEMENT AND REPAYMENT OF EXPENSES.

Subject to SECTION 4 hereof, the Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action bought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under Applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its shareholders.

7. PARTIAL INDEMNIFICATION.

If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

8. NOTICE TO COMPANY BY INDEMNITEE.

Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided, however, that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

9. MAINTENANCE OF LIABILITY INSURANCE.

(a) Subject to SECTION 4 hereof, the Company hereby agrees that so long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to SECTION 9(B), shall use reasonable commercial efforts to obtain and maintain in full force and effect directors' and officers' liability insurance (“D&O Insurance”) which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer.

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

(c) If, at the time of the receipt of a notice of a claim pursuant to SECTION 8 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10. DEFENSE OF CLAIM.

In the event that the Company shall be obligated under SECTION 6 hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ her counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

11. ATTORNEYS' FEES.

In the event that Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense, unless as part of such action or defense, a court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action or defense were not made in good faith or were frivolous.

12. CONTINUATION OF OBLIGATIONS.

All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

13. SUCCESSORS AND ASSIGNS.

This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

14. NON-EXCLUSIVITY.

(a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, both as to action in her official capacity and action in another capacity while occupying her position as a director or officer of the Company.

(b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Nevada corporation to indemnify its officers and directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Nevada corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

15. EFFECTIVENESS OF AGREEMENT.

To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Nevada Revised Statutes, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts of omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

16. SEVERABILITY.

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this SECTION 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

17. GOVERNING LAW.

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Nevada, without reference to its conflict of law principals. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

18. NOTICE.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19. MUTUAL ACKNOWLEDGMENT.

Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the appropriate state or federal regulatory agency to submit for approval any request for indemnification, and has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

20. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

21. AMENDMENT AND TERMINATION.

No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

COMPANY: NOVASTAR RESOURCES LTD. By: /s/ Seth Grae Name: SETH GRAE Title: CHIEF EXECUTIVE OFFICER Address: 8300 Greensboro Drive, Suite 800 McLean, VA 22102	INDEMNITEE: /s/ Victor E. Alessi DR. VICTOR E. ALESSI Address: 4612 Demby Drive Fairfax, Virginia 22032

Exhibit 10.2

NOVASTAR RESOURCES LTD.

SECOND AMENDED AND RESTATED 2006 STOCK PLAN

NOTICE OF GRANT

Capitalized but otherwise undefined terms in this Notice of Grant and the attached Stock Option Agreement shall have the same defined meanings as in the Second Amended and Restated 2006 Stock Plan (the “Plan”).

Name: Victor E. Alessi   Address: c/o Novastar Resources Ltd.,
         8300 Greensboro Drive, Suite 800,
McLean, VA 22102

You have been granted an option (the “Option”) to purchase Common Stock of the Corporation, subject to the terms and conditions of the Plan and the attached Stock Option Agreement, as follows:

Date of Grant:               August 21, 2006
Vesting Commencement Date:        September 21, 2006
Option Price per Share:          $0.50
Total Number of Shares Granted:       500,000
Total Option Price:               $250,000
Type of Option:               Incentive Stock Option
Term/Expiration Date:             Ten (10) years after Date of Grant

Vesting Schedule:

The Option shall vest, in whole or in part, in accordance with the following schedule:

The Option shall vest with respect to 1/36 of the Total Number of Shares Granted (as specified above) on the Vesting Commencement Date and shall thereafter vest 1/36 on the first day of each month until all shares underlying the Option have vested. The Option shall immediately and automatically vest in full upon the termination of the Optionee’s employment by the Company without Cause. For purposes of this Notice of Grant, the term “Cause” shall have the meaning given in the Employment Agreement, between the Optionee and the Company, of even date herewith.

NOVASTAR RESOURCES LTD.

SECOND AMENDED AND RESTATED 2006 STOCK PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (“Agreement”), dated as of the 23rd day of August, 2006 is made by and between NOVASTAR RESOURCES LTD., a Nevada corporation (the “Corporation”), and VICTOR E. ALESSI (the “Optionee,” which term as used herein shall be deemed to include any successor to the Optionee by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Corporation’s Second Amended and Restated 2006 Stock Plan (the “Plan”), the Corporation, acting through the Committee of the Board of Directors (if a committee has been formed to administer the Plan) or its entire Board of Directors (if no such committee has been formed) responsible for administering the Plan (in either case, referred to herein as the “Committee”), approved the issuance to the Optionee, effective as of the date set forth above, of a stock option to purchase shares of Common Stock of the Corporation at the price (the “Option Price”) set forth in the attached Notice of Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Grant”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

1. Option; Option Price. On behalf of the Corporation, the Committee hereby grants to the Optionee the option (the “Option”) to purchase, subject to the terms and conditions of this Agreement and the Plan (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of this Agreement), that number of shares of Common Stock of the Corporation set forth in the Notice of Grant, at an exercise price per share equal to the Option Price as is set forth in the Notice of Grant (the “Optioned Shares”). If designated in the Notice of Grant as an “incentive stock option,” the Option is intended to qualify for Federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code. A copy of the Plan as in effect on the date hereof has been supplied to the Optionee, and the Optionee hereby acknowledges receipt thereof.

2. Term. The term (the “Option Term”) of the Option shall commence on the date of this Agreement and shall expire on the Expiration Date set forth in the Notice of Grant unless such Option shall theretofore have been terminated in accordance with the terms of the Notice of Grant, this Agreement or of the Plan.

3. Time of Exercise.

(a) Unless accelerated in the discretion of the Committee or as otherwise provided herein, the Option shall become exercisable during its term in accordance with the Vesting

(b)Schedule set out in the Notice of Grant. Subject to the provisions of Sections 5 and 8 hereof, shares as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

(c) Anything contained in this Agreement to the contrary notwithstanding, to the extent the Option is intended to be an Incentive Stock Option, the Option shall not be exercisable as an Incentive Stock Option, and shall be treated as a Non-Statutory Option, to the extent that the aggregate Fair Market Value on the date hereof of all stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Corporation, its parent and its subsidiaries, if any) exceeds $100,000.

4. Termination of Option.

(a)  The Optionee may exercise the Option (but only to the extent the Option was exercisable at the time of termination of the Optionee’s employment with the Corporation, its parent or any of its subsidiaries) at any time within three (3) months following the termination of the Optionee’s employment with the Corporation, its parent or any of its subsidiaries, but not later than the scheduled expiration date. If the termination of the Optionee’s employment is for cause or is otherwise attributable to a breach by the Optionee of an employment, non-competition, non-disclosure or other material agreement, the Option shall expire immediately upon such termination. If the Optionee is a natural person who dies while in employment with the Corporation, its parent or any of its subsidiaries, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9 of the Plan, at any time within the twelve (12) month period following the date of death. If the Optionee is a natural person whose employment with the Corporation, its parent or any of its subsidiaries is terminated by reason of his disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the employment was terminated, at any time within the twelve (12) month period following the date of such termination, but not later than the scheduled expiration date. At the expiration of such three (3) or twelve (12) month period or the scheduled expiration date, whichever is the earlier, this Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

(b) Anything contained herein to the contrary notwithstanding, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Corporation, its parent or any of its subsidiaries) so long as the Optionee continues in a Business Relationship with the Corporation, its parent or any of its subsidiaries.

5. Procedure for Exercise.

(a) The Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice in the form attached as Exhibit A hereto (the “Notice”) from the Optionee to the Secretary of the Corporation, which Notice shall:

(b) State that the Optionee elects to exercise the Option;

(i) state the number of shares with respect to which the Option is being exercised (the “Optioned Shares”);

(ii) state the method of payment for the Optioned Shares pursuant to Section 5(b);

(iii) state the date upon which the Optionee desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

(iv) include any representations of the Optionee required under Section 8(b);

(v) if the Option shall be exercised in accordance with Section 9 of the Plan by any person other than the Optionee, include evidence to the satisfaction of the Committee of the right of such person to exercise the Option; and

(c) Payment of the Option Price for the Optioned Shares shall be made either (i) by delivery of cash or a check to the order of the Corporation in an amount equal to the Option Price, (ii) if approved by the Committee, by delivery to the Corporation of shares of Common Stock of the Corporation having a Fair Market Value on the date of exercise equal in amount to the Option Price of the options being exercised, (iii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board), or (iv) by any combination of such methods of payment. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock of the Corporation is greater than the Option Price (at the date of calculation as set forth below), in lieu of paying the Option Price in cash, the Optionee may elect to receive shares equal to the value (as determined below) of the Optioned Shares by delivering notice of such election to the Corporation in which event the Corporation shall issue to the Optionee a number of shares of Common Stock computed using the following formula:

X = Y(A-B)
                                 A

Where X = the number of shares of Common Stock to be issued to the Optionee

Y	=	the number of Optioned Shares

A	=	the Fair Market Value of one share of Common Stock (at the date of such calculation)

B  =  Option Price (as adjusted to the date of such calculation)

(d) The Corporation shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 9 of the Plan) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares.

6. No Rights as a Stockholder. The Optionee shall not have any privileges of a stockholder of the Corporation with respect to any Optioned Shares until the date of issuance of a stock certificate pursuant to Section 5(c).

7.  Adjustments. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Corporation are hereby made applicable hereunder and are incorporated herein by reference. In general, the Optionee should not assume that options would survive the acquisition of the Corporation.

8. Additional Provisions Related to Exercise.

(a) The Option shall be exercisable only on such date or dates and during such period and for such number of shares of Common Stock as are set forth in this Agreement.

(b) To exercise the Option, the Optionee shall follow the procedures set forth in Section 5 hereof. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of Common Stock issuable upon exercise of the Option, the Committee in its discretion may, as a condition to the exercise of the Option, require the Optionee (i) to execute an Investment Representation Statement substantially in the form set forth in Exhibit B hereto and (ii) to make such other representations and warranties as are deemed appropriate by counsel to the Corporation.

(c) Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear an appropriate restrictive legend referring to the Securities Act. No shares of Common Stock shall be issued and delivered upon the exercise of the Option unless and until the Corporation and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

9.  No Evidence of Employment or Service. Nothing contained in the Plan or this Agreement shall confer upon the Optionee any right to continue in employment with the Corporation, its parent or any of its subsidiaries or interfere in any way with the right of the Corporation, its parent or its subsidiaries (subject to the terms of any separate agreement to the contrary) to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

10. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. If the Optionee dies, the Option shall thereafter be exercisable, during the period

11. Specified in Section 4, by his executors or administrators to the full extent to which the Option was exercisable by the Optionee at the time of his death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. The words “transfer” and “dispose” include without limitation the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of any interest, beneficial or otherwise, in the Option, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession with respect to the Option.

12. Specific Performance. Optionee expressly agrees that the Corporation will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by the Optionee, the Corporation shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board of Directors shall have the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations shall be final and conclusive and binding upon the Optionee.

13. Disqualifying Dispositions. To the extent the Option is intended to be an Incentive Stock Option, and if the Optioned Shares are disposed of within two years following the date of this Agreement or one year following the issuance thereof to the Optionee (a “Disqualifying Disposition”), the Optionee shall, immediately prior to such Disqualifying Disposition, notify the Corporation in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Corporation may reasonably require.

14. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Optionee, to the address (or telecopy number) set forth on the Notice of Grant; and

if to the Corporation, to its principal executive office as specified in any report filed by the Corporation with the Securities and Exchange Commission or to such address as the Corporation may have specified to the Optionee in writing, Attention: Corporate Secretary.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

15. No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

16. Optionee Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

17. Modification of Rights. The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles.

19. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

20. Entire Agreement. This Agreement (including the Notice of Grant) and the Plan, and, upon execution, the Notice and Investment Representation Statement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

21. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

22. WAIVER OF JURY TRIAL. THE OPTIONEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date first written above.

NOVASTAR RESOURCES LTD.

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer

VICTOR E. ALESSI

/s/ Victor E. Alessi________________

NOTE RE: EXHIBITS

EXHIBITS A AND B ARE TO BE SIGNED

WHEN OPTIONS ARE EXERCISED,

NOT WHEN OPTION AGREEMENT IS SIGNED.

EXHIBIT A

NOVASTAR RESOURCES LTD.

  SECOND AMENDED AND RESTATED 2006 STOCK PLAN

EXERCISE NOTICE

Novastar Resources Ltd.
Attention: Chief Executive Officer

1. Exercise of Option. Effective as of today, _______________________, 20__ , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ________________ shares of the Common Stock (the “Shares”) of Novastar Resources Ltd. (the “Corporation”) under and pursuant to the Amended and Restated 2006 Stock Plan (the “Plan”) and the Stock Option Agreement dated July 15, 2006 (the “Stock Option Agreement”), with the purchase of the Shares to be consummated on ______________ ___, ____ (the “Effective Date”), which date is prior to the termination of the Option and no later than 30 days from the date of delivery of this Notice.

2. Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Shareholder; Shares Subject to Stockholders Agreement. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Corporation shall issue (or cause to be issued) such stock certificate promptly after the Effective Date, provided the applicable price has been paid and the required documents have been received. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan. Unless waived by the Corporation in writing, the Shares shall automatically become subject to the terms and conditions of any stockholders agreement or similar agreement to which a majority of the outstanding capital stock of the Corporation is subject at the time of exercise and the Optionee shall sign as a condition to the issuance of the Shares such joinder agreement, signature pages or other documents in order to evidence the Optionee’s agreement to be so bound.

4. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Corporation for any tax advice.

5. Successors and Assigns. The Corporation may assign any of its rights under the Stock Option Agreement to single or multiple assignees (who may be stockholders, officers, directors, employees or consultants of the Corporation), and this Agreement shall inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth in the Stock Option Agreement, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

6. Interpretation. Any dispute regarding the interpretations of this Agreement shall be submitted by the Optionee or by the Corporation forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Corporation and on the Optionee.

7. Governing Laws: Severability. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed therein, without giving effect to its conflicts of laws principles. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given if given in the manner specified in the Stock Option Agreement.

9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10. Delivery of Payment. The Optionee herewith delivers to the Corporation the full Option Price for the Shares.

11. Entire Agreement. The Plan, the Notice of Grant, and the Stock Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Notice of Grant, the Stock Option Agreement, and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and the Optionee with respect to the subject matter hereof.

Submitted by:     Accepted by:

VICTOR E. ALESSI    NOVASTAR RESOURCES LTD.

By:_____________________________

___________________________  Its:______________________________

EXHIBIT B

NOVASTAR RESOURCES LTD.

SECOND AMENDED AND RESTATED 2006 STOCK PLAN

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE  : ___________________________________

CORPORATION : NOVASTAR RESOURCES LTD.

SECURITY  : Common Stock

AMOUNT  : ___________________________________

DATE   : ___________________________________

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Corporation the following:

(a) The Optionee is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. The Optionee is acquiring these Securities for investment for the Optionee’s own account only and not with a view to, or for resale in connection with, a “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee’s investment intent as expressed herein. In this connection, the Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Optionee further acknowledges and understands that the Corporation is under no obligation to register the Securities. The Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation and other legends required under the applicable state or federal securities laws.

Signature of Optionee: _____________________________
VICTOR E. ALESSI
Date:__________________

Exhibit 99.1
Alessi Press Release

Novastar Resources Appoints Dr. Victor E. Alessi to its Board of Directors

Washington D.C. (August 23, 2006) -- Novastar Resources Ltd. (OTCBB: NVAS) today announced that Dr. Victor E. Alessi, President Emeritus of the United States Industry Coalition (USIC), has been appointed to the company’s Board of Directors.

Seth Grae President of Novastar commented, “We are very pleased to have attracted as accomplished an individual as Dr. Alessi. His vast experience dealing with such issues arms control, nonproliferation and international security affairs will make him an invaluable resource and addition to Novastar’s Board of Directors.”

Dr. Alessi graduated with a B.A. in physics in 1963 from Fordham University, where he also earned a licentiate in Philosophy (Ph.L.) in 1964. Dr. Alessi went on to study nuclear physics at Georgetown University, receiving his M.S. in 1968 and his Ph.D. in 1969.

Dr. Alessi is currently President Emeritusof the USIC, an organization dedicated to facilitating the commercialization of technologies of the New Independent States (NIS) of the former Soviet Union through cooperation with its members. Previously, he was President of DynMeridian, a subsidiary of DynCorp, specializing in arms control, nonproliferation, and international security affairs. Before joining DynMeridian in early 1996, Dr. Alessi was the Executive Assistant to the Director, U.S. Arms Control and Disarmament Agency (ACDA). At ACDA he oversaw day-to-day operations, preparation of the Agency’s budget, and its contribution to the National Performance Review. He resolved inter-bureau disputes, and advised the Director on all arms control and nonproliferation issues.

Dr. Alessi served as Director of the Office of Arms Control and Nonproliferation in the Department of Energy (DOE) prior to his work at ACDA. His duties included overseeing all DOE arms control and nonproliferation activities and, until 1993, he was responsible for developing and monitoring a $200M research and development (R&D) program that supported his office’s responsibilities. This R&D program involved hundreds of scientists and engineers at DOE national laboratories, and covered the entire range of R&D from advanced concepts research extending the frontiers of science and technology to the development of systems based on existing technologies.

As senior DOE representative, Dr. Alessi participated in U.S. efforts that led to successful conclusion of the Intermediate Nuclear Forces (INF), Conventional Forces in Europe, Threshold Test Ban, Peaceful Nuclear Explosions, Open Skies, Strategic Arms Reductions Talks (START) Treaties and the Chemical Weapons Convention. In this role, he was instrumental in implementing the U.S. unilateral nuclear initiative in 1991 and was a member of the U.S. delegation discussing nuclear disarmament with Russia and other states of the former Soviet Union. He was in charge of DOE’s support to the U.N. Special Commission on Iraq, to the Nunn-Lugar Initiative, and represented DOE in discussions on the Comprehensive Test Ban (CTB) with the other nuclear weapons states before the CTB negotiations began in Geneva in 1994.

Dr. Alessi has been the U.S. board member to the International Science and Technology Center in Moscow since its founding. He is also the U.S. board member to the Science and Technology Center in Ukraine.

Before joining DOE in 1987, he was the Chief of the Strategic Affairs Division of ACDA. In that capacity, he was responsible for START, Antisatellite Arms Control, Defense and Space negotiations, and the Standing Consultative Commission (SCC). Also, he served on the SALT II, START, and INF delegations.

On February 14, 2006 Novastar Resources signed a definitive merger agreement with Thorium Power, Inc. to combine the two companies. Shareholders of Thorium Power, Inc. recently approved the merger with Novastar Resources. The name of the Company will change to Thorium Power Ltd. and a new trading symbol will be requested.

About Novastar Resources

Novastar Resources is a publicly traded company within the commercial mining sector and is a commercial mining firm engaged in the exploration of thorium, a naturally occurring metal that can be used to provide nuclear energy, with non-proliferation, waste and economic advantages, in comparison to standard uranium fuels. Novastar Resources' stock is traded and quoted on the OTC Bulletin Board under the symbol ``NVAS.OB''. Further information is available on Novastar Resources' website at http://www.novastarresources.com.

About Thorium Power

Thorium Power was founded in 1992 to develop technology invented by Dr. Alvin Radkowsky, the first chief scientist of the U.S. Naval Reactors program under Admiral H.G. Rickover from 1950-1972 and head of the design team of the first commercial nuclear power plant in Shippingport, Pennsylvania. Thorium Power was formed to develop and deploy nuclear fuel designs developed by Dr. Radkowsky to stop the production of weapons suitable plutonium and eliminate existing plutonium stockpiles. Thorium Power has been collaborating with nuclear scientists and engineers at Russia's prestigious Kurchatov Institute since 1994. For more information, please visit http://www.thoriumpower.com.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of the proposed merger and other forward-looking terminology such as ``may'', ``expects'', ``believes'', ``anticipates'', ``intends'', ``expects'', ``projects'' or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks, as well as other risks associated with the merger, will be more fully discussed in any joint proxy statement or prospectus or other relevant document filed with the Securities and Exchange Commission in connection with the proposed merger. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

Contact:
Novastar Resources Ltd.
Mr. Seth Shaw, Director of Strategic Planning
(917) 796-9926
http://www.novastarresources.com
Source: Novastar Resources Ltd.